Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      American Electric Power Company, Inc.
             (Exact name of registrant as specified in its charter)


New York                                                         13-4922640
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                          Identification No.)

1 Riverside Plaza
Columbus, Ohio                                                      43215
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (614) 716-1000


                          GEOFFREY S. CHATAS, Treasurer
           JEFFREY D. CROSS, Senior Vice President and General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                1 Riverside Plaza
                              Columbus, Ohio 43215
                                 (614) 716-1580
               (Names, addresses and telephone numbers, including
                        area code, of agents for service)

         It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Simpson Thacher & Bartlett                     Dewey Ballantine LLP
425 Lexington Avenue                           1301 Avenue of the Americas
New York, NY 10017-3909                        New York, NY 10019-6092
Attention:  James M. Cotter                    Attention:  E. N. Ellis, IV
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      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

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   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-58540

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                   CALCULATION OF REGISTRATION FEE
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   Title of
  Each Class                   Proposed      Proposed
      Of                        Maximum      Maximum
  Securities      Amount       Offering      Aggregate    Amount of
    to be          to be         Price       Offering    Registration
  Registered    Registered     Per Unit*      Price*         Fee

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----------------------------------------------------------------------
    Senior
    Notes      $50,000,000       100%      $50,000,000    $ 4,045
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*Estimated solely for purposes of calculating the registration fee.

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                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-58540) filed by American Electric Power Company, Inc. with the Securities and Exchange Commission (the "Commission") including the exhibits thereto, and declared effective by the Commission on April 19, 2001 is incorporated by reference into this Registration Statement.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 15th day of May, 2003.

                          AMERICAN ELECTRIC POWER COMPANY, INC.

                          E. Linn Draper, Jr.*
                            Chairman of the Board and
                          Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                      Title                          Date

(i) Principal Executive
      Officer                Chairman of the Board
                              and Chief Executive
    E. Linn Draper, Jr.*            Officer                        May 15, 2003

(ii) Principal Financial
       Officer:
                            Vice President, Secretary
_/s/ Susan Tomasky____      and Chief Financial Officer            May 15, 2003
Susan Tomasky

(iii) Principal Accounting
         Officer:
_/s/ J. M. Buonaiuto__            Controller                       May 15, 2003
J. M. Buonaiuto

(iv) A Majority of the Directors:

      *E. R. Brooks                       *Lester A. Hudson, Jr.
      *Donald M. Carlton                  *Leonard J. Kujawa
      *John P. DesBarres                  *Richard L. Sandor
      *E. Linn Draper, Jr.                *Thomas V. Shockley, III
      *Robert W. Fri                      *Donald G. Smith
      *William R. Howell                  *Linda Gillespie Stuntz

                                                                   May 15, 2003

*By_/s/ Susan Tomasky_
(Susan Tomasky, Attorney-in-Fact)



                                  EXHIBIT INDEX

      The following exhibits are filed herewith.

Exhibit No.                               Description

* 5        Opinion of Simpson Thacher & Bartlett

*23(a)     Consent of Deloitte & Touche LLP

 23(b)     Consent of Simpson Thacher & Bartlett (included in Exhibit 5)

*24 Powers of Attorney and resolutions of the Board of Directors of the Company


*  Filed herewith